UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



          Date of Report (Date of earliest event reported) May 13, 2003

    (Exact name of registrant as specified in its charter) DST Systems, Inc.

     (State or other              (Commission               (I.R.S. Employer
       jurisdiction               File Number)              Identification No.)
    of incorporation)

        Delaware                     1-14036                   43-1581814

                333 West 11th Street, Kansas City, Missouri 64105
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (816) 435-1000


                                 Not Applicable
         (Former name or former address, if changed since last report.)

                                    FORM 8-K
                                DST SYSTEMS, INC.


ITEM 9 regulation fd disclosure

DST Systems, Inc. (the "Company") wishes to disclose under Regulation FD that information pertaining to the previously announced possible acquisition of shares of its common stock from Janus Capital Group Inc ("Janus") was inadvertently disclosed in response to a question at the Company's annual stockholders' meeting and was subsequently confirmed to a reporter by a Company spokesperson. The Company stated that it would consider borrowing money or potentially monetizing some portion of its holdings in State Street Corporation or Computer Sciences Corporation if a transaction with Janus were to occur.

The information in this Current Report on Form 8-K, is furnished pursuant to
Item 9 and shall not be deemed "filed" for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934. The information in this Current Report on Form 8-K, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                DST Systems, Inc.


                              /s/ Randall D. Young
                              Vice President, General Counsel and Secretary

Date: May 15, 2003